EXHIBIT 99.1

Know Labs Announces the KnowU™, its Wearable Non-Invasive Continuous Glucose Monitor

The KnowU incorporates the sensor intended for FDA submission.

SEATTLE – February 27, 2024 – Know Labs, Inc. (NYSE American: KNW), an emerging developer of non-invasive medical diagnostic technology, today announced the KnowU™, its wearable non-invasive continuous glucose monitor (CGM). The Company announced its first prototype in June 2023. The KnowU is the result of an accelerated development process over the last eight months.

The KnowU incorporates the sensor that the Company plans to submit to the FDA for clearance. This proprietary sensor has been tested and proven stable and accurate in the lab setting. It was included in the Company’s prototype to validate stability outside of the lab, and is now miniaturized and wearable.

The KnowU can be worn with an adhesive, allowing the user to clip the sensor on and off, or on the wrist or forearm with a strap. The device, which is significantly smaller and lighter than the prototype, includes on-board computing power and built-in machine learning capabilities. The KnowU is designed to optimize the customer experience – expected to last for years, eliminate costly disposables, have a rechargeable battery, and connect with an easy-to-use companion mobile app. Click here to watch a video for more insight into specific KnowU features.

The KnowU brings Know Labs closer to delivering the world’s first non-invasive blood glucose monitor to the global marketplace. As the Company prepares for FDA clinical trials, the KnowU device will support accelerated data collection, including determining the technology’s performance throughout continuous wear, on different locations on the body, and within more expansive glycemic ranges and diverse populations.

“The prevalence of diabetes is growing globally at an alarming rate. Millions of people face significant barriers in accessing the technology and treatment they need to effectively manage their diabetes,” said Ron Erickson, CEO and Chairman at Know Labs. “Know Labs is committed to delivering an accessible, affordable, and accurate solution that improves the current standard of care and enhances the quality of life for those living with diabetes. The KnowU brings us closer to a future where equitable care in diabetes management will become a reality.”

The KnowU is built upon the solid scientific foundation underlying Know Labs’ technology. Its proprietary radiofrequency (RF) sensor measures glucose levels using dielectric spectroscopy by rapidly scanning a large range of RF frequencies. It records voltage values detected at each frequency to quantify, with trade-secret machine learning algorithms, real-time continuous blood glucose levels. The KnowU exploits the dielectric properties of glucose, a polar molecule in the body, including its ability to store electrical energy in an electrical field (known as permittivity) as measured through a voltage reading received after broadcasting each frequency. As the leading worldwide IP holder in non-invasive blood glucose monitoring with more than 270 patents issued, pending and in process, Know Labs has created a defensible moat surrounding its technology. For more information, visit https://www.knowlabs.co/technology.

During 2024, Know Labs will deploy the KnowU in large-scale, external clinical trials while making refinements to the device and its algorithms. To learn more about the development process for the KnowU, visit https://www.knowlabs.co.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the technology will be in a product marketed as a non-invasive glucose monitor. The device will provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Know Labs Media Inquiries Contact:

Matter Health

Abby Mayo

Knowlabs@matternow.com

Ph. (617) 272-0592

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414